[LOGO] SANDS
                                                    CASINO HOTEL - ATLANTIC CITY

                                February 10, 2000

Frank Bellis, Esq.
Chief Executive Officer
Claridge at Park Place, Incorporated
Boardwalk and Park Place
Atlantic City, New Jersey 08401

      Re: Block 47, Lot 11, formerly Block 30, Lot 35, as shown on the Tax Map of the city of Atlantic City, and as more particularly described as Tract I on Exhibit A to that certain deed dated June 15, 1989 from Del E. Webb New Jersey, Inc. to Atlantic city Boardwalk Associates, L.P. filed on June 20, 1989 in Deed Book 4922, Page 0001 in the Atlantic County Clerk's Office, and commonly known as 111-113 South Indiana Avenue (the "Lot") and the Improvements Located thereon, commonly known as the Claridge Administration Building (the "Building") (the Lot and the Building collectively the Property")

Dear Mr. Bellis:

      This letter sets forth the terms of an agreement between Greate Bay Hotel and Casino, Inc. t/a "Sands Hotel & Casino" ("the Sands"), on one side, and Atlantic City Boardwalk Associates, L.P. ("the Partnership"), The Claridge Hotel and Casino Corporation ("the Company") and/or the Claridge at Park Place, Incorporated ("CPPI"), on the other side, under which (i) with the consent or CPPI, the Partnership would grant the Sands a certain license with respect to the North wall of the Building, (ii) with the consent of CPPI, end on notice to the Bank of New York as the Trustee for the holders of the Company's 11 3/4* Notes and approval of the Bankruptcy Court (as hereafter defined), the Partnership would deliver title to the Property to the Sands (the "Purchase") free and clear of all liens, encumbrances or leases, except as provided below, in exchange for the Sands paying the Price, as defined and described in this letter, and (iii) the Sands, CPPI, and the Partnership would jointly move in their respective Chapter 11 cases pending before the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") at Docket Nos. 98-10001 (JHW), 99-17399 (JHW), and 99-18903 (JHW), respectively, (x) to assume, if executory and as modified below, that certain Brighton Park Improvements Agreement dated November 5, 1997 between the Sands and CPPI (the "Improvements Agreement"), (y) to assume, if executory, that certain Brighton Park Development Agreement dated November 9, 1987 between the Sands and CPPI, on one side, and the City of Atlantic City (the "City"), on the other side (the

        Indiana Avenue & Brighton Park o Atlantic City, New Jersey 08401
                                o (609) 441-4000

"Development Agreement"), and (z) to approve the Purchase of the Property.

      You have informed us that CPPI is the casino licensee that operates the Claridge Casino Hotel (the "Casino"), holds the license for the Casino, owns all the gaming related equipment used in connection with the Casino, and is a wholly owned subsidiary of the Company. Except as described in the next sentence, the Partnership owns the Property and all the other real property utilized by CPPI in operating the casino-hotel complex comprising the Boardwalk and Park Place address for the Casino, also known as Block 46, Lot 4, on the Tax Map of the City of Atlantic City (the "Casino Complex") and the Partnership leases the Casino Complex and the Property to CPPI pursuant to a certain lease(s) (individually and collectively "the Operating Lease"). The casino Complex does not include that certain self park garage bordered by Pacific Avenue, Park Place and Ohio Avenue and the adjoining valet park garage (the land and the structure collectively "the Self Park Garage") and the Self Park Garage is owned by CPPI.

                                  THE LICENSE

      CPPI presently uses the Building solely as an administrative office in connection with the Casino (the "Office") under the operating and Ground Lease with the Partnership. The north wall of the Office (the "North Wall") adjoins the site of the former Midtown Hotel on Block 47, Lots 1, 2, and 3 of the Tax Map of the City of Atlantic City (the "Midtown Hotel Lots"). The Sands is constructing a new entrance to its existing casino-hotel complex located at Block 47, Lot 12 of the Tax Map of the City of Atlantic City on the Midtown Hotel Lots and other contiguous lots (the "New Entrance"). The Midtown Hotel previously directly adjoined the Building and shielded the Building from the elements. The demolition of the Midtown Hotel as part of the construction of the New Entrance has now exposed the North Wall to the elements and to the public view. The erection of a shield wall attached to the North Wall would restore some of the protection from the elements that was previously provided by the Midtown Hotel. Without warranty as to the protection from the elements, the Sands seeks a license for the right to attach a dry-vit panel wall or some similar design element to the North Wall and in, about, and/or along the northern boundary of the Lot as a shield wall to the North Wall and to affix signage to the shield wall (the "License"), thereby, establishing a facade consistent with the New Entrance, and will indemnify the Partnership and CPPI against any damages caused to the North Wall or to the Building as a result of acting upon or implementing any rights under the License.

      The term of the License is perpetual except that the Building may be demolished provided that the Sands may at its own expense attach a shield wall to any replacement structure. The consideration for the License is $1.00 and such protection from the elements as would be afforded by the shield wall as provided herein. By signing this letter Agreement, and subject to Bankruptcy Court approval, the Partnership grants the License, CPPI consents to the License, and CPPI agrees to promptly apply at its expense for any necessary Bankruptcy Court approval of the License. The agreement with respect to the License is a separate and severable part of this letter agreement.

                            PURCHASE OF THE PROPERTY

      The background for the Purchase is that it would be beneficial and more efficient for CPPI to consolidate the Office within the Self Park Garage (the "Relocated Office") because the Self Park Garage is connected under roof to the Casino Complex. Therefore, the Relocated Office would be more easily accessible from other offices in the Casino Complex unlike the Office in the Building, which is a separate structure across Indiana Avenue from the Casino Complex. In addition, with the Relocated Office, CPPI would enjoy expense savings from not having to incur the costs of occupying the Building.

      By signing below, CPPI consents to the sale of the Property based upon the Sands agreement as set forth herein to purchase the Property and to pay the consideration described below. The consent of CPPI to the sale of the Property includes any consent that may be required by CPPI under the Operating and Ground Lease with the Partnership and as may be required under that certain Expandable Wraparound Mortgage and Security Agreement between the Partnership and CPPI, as amended, inter alia, by that certain First Supplemental Amendment to Expandable Wraparound Mortgage and Security Agreement, and by that certain Second Amendment to Expandable Wraparound Mortgage and Security Agreement between the Partnership and CPPI ("the Wraparound Mortgage").

      CPPI also recommends to the Partnership that it sell the Property to the Sands under the terms described below. By signing below, the Partnership agrees to the same.

      The Sands agrees to pay the sum of $3,500,000 for the Property (the "Price") in the manner described in this paragraph. $1,500,000 of the Price shall be paid at Closing (as hereafter defined) to CPPI (the "Closing Lump Sum") in order to provide CPPI with the amount necessary to fit-out the Relocated Office to accommodate the office personnel presently working in the Office. The remaining portion of the Price in the amount of $2,000,000 shall be paid as a monthly credit of $50,000 against the $50,000 monthly license fee otherwise required in the Improvements Agreement to be paid by CPPI to the Sands for a total of 40 months

(the "Initial Monthly Credit") commencing with the first full month following Closing.

      In return for the payment of the Price as described above to CPPI, the Partnership hereby agrees to deliver at Closing (as hereinafter defined) to the Sands a properly executed, good, sufficient, marketable, and recordable Deed, and an Affidavit of Title and such other documentation reasonably required by and acceptable to the Title Company of Jersey. The Deed shall be known as a Bargain and Sale Deed with Covenants Against Grantor's Acts and, except as set forth below, shall convey the Property free and clear of all claims, encumbrances, mortgages, leases or liens, other than ordinary utility easements and restrictions including as set forth in Deed Book 46, Page 29 on file in the Atlantic County Clerk's Office, and the conveyance shall include the termination as respects the Property of the Wraparound Mortgage and the Operating and Ground Lease except that the rent specified therein to be paid by CPPI to the Partnership shall be unaffected by this letter agreement and subject to any prior or subsequent orders of the Bankruptcy Court or any agreements between CPPI and the Partnership. Title to the Property shall be insurable at regular title insurance rates and charges by the Title Company of Jersey. In addition, the Partnership and CPPI shall each provide the Sands with a quit claim deed for any property in which each may have any ownership right in Block 47 of the Tax Map of the City of Atlantic City.

      The Sands shall pay the cost of its title insurance, any survey ordered by it, any attorney's fees of its counsel, and closing costs customarily allocated or items prorated to buyer. Closing costs of CPPI and/or the Partnership shall include the attorney's fees of its or their counsel, the realty transfer tax, and closing costs customarily allocated or items prorated to seller. Notwithstanding the previous sentence, all costs of the transaction of the Partnership shall be paid by CPPI.

      On the first Monday through Friday that is 10 days after the later of (i) the approval of this letter agreement by the Bankruptcy Court in each of the Chapter 11 cases of the Sands, CPPI, and the Partnership or (ii) notice by the Sands of waiver or satisfaction of the financing contingency, as described below, for the Closing Lump Sum, closing shall take place at the office of the Sands and the Claridge shall vacate the Property after the Closing as described in the next paragraph. For the purpose of this paragraph, upon execution of this letter agreement by the parties hereto, CPPI, the Sands, and the Partnership shall promptly and jointly seek Bankruptcy Court approval of this letter Agreement, and the obligations of either party with respect to the Purchase are contingent upon receiving such Bankruptcy Court approval.

      The application for Bankruptcy Court approval shall include joint applications pursuant to 11 U.S.C. ss. 365 by the Sands and CPPI to assume the Improvements Agreement, as modified as described in the next sentence, and to assume the Development Agreement (the "Joint Applications"). The modifications sought to the Improvements Agreement shall consist of the Initial Monthly Credit, and a reduction in the monthly license fee of $50,000 thereafter for the duration of the Improvements Agreement to the sum of $20,000 (the "Modifications"). The relief sought in the Joint Applications and the Modifications are contingent upon, and subject to, Bankruptcy Court approval of the Purchase, and closing on the Purchase, and the upon assumption of the Improvements Agreement (subject only to the Modifications otherwise described herein) and the Development Agreement in accordance with their terms. Time is of the essence for Closing except that Closing nay take place earlier or later than the date specified in the first sentence of the preceding paragraph if all of the parties hereto consent in writing.

      Effective as of the Closing, the Sands and CPPI shall enter into a lease of the Property so that the Building can continue to be used as the Office until the Relocated Office is sufficiently suitable to accommodate the office staff from the Office (the "Lease") CPPI will cause the Relocated Office to be fitted--out as soon as reasonably possible, using its good faith best efforts to do so by May 31, 2000 because the Sands needs to demolish the Building in a time frame so as not to interfere with the opening of the new Entrance and to avoid any restriction, if any, on immediate demolition based on the time of the year. however, in no event shall the Lease extend beyond July 31, 2000 and the maximum term of the Lease shall be July 31, 2000 (the "Term"). The remaining terms of the Lease include rent for the Term of $1.00 on a triple net basis to the Sands with CPPI responsible for payment of the cost of insurance real estate taxes on the Property, and maintenance of the Property including, but not limited to, the provision of all necessary utility services. CPPI also hereby agrees to defend and indemnify the Sands and hold it harmless from any and all claims arising out of the use of the Property during the Term including claims of its employees. In addition, CPPI will name the Sands as an additional insured on its general liability policy and provide the Sands with a certificate of insurance thereof endorsed to provide the Sands 15 days prior notice of cancellation and to delete the "other insurance" clause as against the Sands. Likewise, CPPI agrees to defend and indemnify the Partnership and its partners with respect to matters arising from or related to the Property.

      Notwithstanding anything to the contrary in this letter agreement, the obligation of the Sands to Purchase the Property are contingent upon the Sands obtaining first mortgage financing on and for the Property that is satisfactory to the Sands for the payment of the closing Lump Sum. The Sands must either obtain such first mortgage financing that is completely satisfactory to the Sands and so notify CPPI within 60 calendar days after the day that a fully executed copy of this letter agreement is delivered to the Sands or notify CPPI of the waiver by the Sands of this first mortgage financing contingency. In the event that the Sands fails to timely notify CPPI of the satisfaction or waiver of the first mortgage financing contingency, the obligations of CPPI and the Sands with respect to the Purchase shall be null and void except that the Sands shall reimburse CPPI for its reasonable costs and attorney's and architect's fees incurred in entering into this letter agreement and in seeking approval of this letter agreement including such costs and fees of the Partnership and reasonable expenses incurred in preparing for, and seeking approvals of, or construction of components necessary for the fit out of the Relocated Office in anticipation of, the move to the Relocated Office. The costs of construction of such components is subject to the agreement of the Sands prior to such costs being incurred.

      This Agreement is the entire and only agreement between the parties, and no oral representations or promises have been made with respect thereto. This Agreement replaces and cancels any previous agreements between the parties. This Agreement can only be changed by an agreement in writing signed by the parties hereto.

      This Agreement shall be governed by and be construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed within the State of New Jersey without giving effect to the principles governing the conflicts of laws. The parties also agree that any claim arising hereunder or relating hereto shall be adjudicated within the County of Atlantic, State of New Jersey and consent to the jurisdiction of the Superior Court of New Jersey, Atlantic County except for matters required or permitted to be determined in the Bankruptcy Court.

      No general or limited partner of the Partnership nor any of their respective agents, officers, directors or employees as such shall be personally liable to any other party hereunder or any other person for any obligation of the Partnership under this Agreement or for any claim based upon or with respect to such obligations. Recourse to the Partnership with respect of all such obligations is expressly limited to the real and personal property that the Partnership may from time to time have available therefore.

      This Agreement is binding upon all parties who sign it and all that succeed to their rights and responsibilities, and their successors and assigns. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement and a signature appearing on a telecopied signature page shall be as effective as an original signature page.

      Any notices pursuant to this Agreement must be in writing. The notices may be delivered personally, mailed by certified mail, return receipt requested, or delivered by telecopier to the other party at the address(es) set forth below subject to change as to the person(s) to be notified and/or their respective addresses upon ten (10) days notice as provided herein. Any such notice shall be deemed to have been given on the date delivered, if delivered by hand, on the date three days after the date mailed, if given by certified mail, or the date delivered by telecopier, if electronic confirmation of receipt of the telecopier transmission is obtained and retained. The notices shall be addressed as follows:

      To the Sands:         Alfred Luciani
                            President
                            Greate Bay Hotel and Casino, Inc.
                            Indiana Avenue and Brighton Park
                            Atlantic City, NJ 08401
                            telecopier (609) 441-4624

      With Copy to:         Frederick H. Kraus, Esq.
                            Greate Bay Hotel Casino, Inc.
                            Indiana Avenue and Brighton Park
                            Atlantic City, NJ 08401
                            telecopier (609) 441-4937

      To CPPI:              Frank Bellis, Esq.
                            Chief Executive Officer
                            Claridge at Park Place, Incorporated
                            Boardwalk at Park Place
                            Atlantic City, NJ 08401
                            telecopier (609) 345-1128

      With Copy to:         Corporate Counsel
                            Claridge at Park Place, Incorporated
                            Boardwalk at Park Place
                            Atlantic City, NJ 08401
                            telecopier (609) 345-1128

      To the Company:       Frank Bellis, Esq.
                            Chief Executive Officer
                            The Claridge Hotel and Casino Corporation
                            Boardwalk at Park Place
                            Atlantic City, NJ 08401
                             telecopier (609) 345-1128

      With Copy to:         Corporate Counsel
                            The Claridge Hotel and Casino Corporation
                            Boardwalk at Park Place
                            Atlantic City, NJ 08401
                            telecopier (609) 345-1128

      To the Partnership:   Atlantic City Boardwalk Associates, L.P.
                            2880 West Meade Avenue
                            Suite 201
                            Las Vegas, Nevada 89102
                            telecopier (702) 253-7663

      with Copy to:          Alan Wovsaniker, Esq.
                             Lowenstein, Sandler PC
                             65 Livingston Avenue
                             Roseland, New Jersey 07068
                             telecopier (973) 597-2565

      If this Agreement is acceptable to CPPI and to the Company, would you kindly execute the same on behalf of CPPI and the Company forward the same to the Partnership for its consideration and

                 THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK execution and return one of the three enclosed copies to my attention.

                                          Very truly yours,


                                          /s/ Alfred Luciani

                                          Alfred Luciani
                                          President

Accepted and Agreed:


      Claridge at Park Place, Incorporated

BY:                                                    Dated:
    -------------------------------------------               ------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    The Claridge Hotel and Casino Corporation

BY:                                                    Dated:
    -------------------------------------------               ------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    Atlantic City Boardwalk Associates, L.P.

BY:                                                    Dated:
    -------------------------------------------               ------------------
    ANTHONY ATCHLEY - A General Partner

BY:                                                    Dated:
    -------------------------------------------               ------------------
     GERALD HEATLAND - Its Remaining General Partner
execution and return one of the three enclosed copies to my attention.

                                          Very truly yours,


                                          Alfred Luciani
                                          President

Accepted and Agreed:


      Claridge at Park Place, Incorporated

BY: /s/ Frank Bellis                                   Dated: 2/10/00
    -------------------------------------------               ------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    The Claridge Hotel and Casino Corporation

BY: /s/ Frank Bellis                                   Dated: 2/10/00
    -------------------------------------------               ------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    Atlantic City Boardwalk Associates, L.P.

BY:                                                    Dated:
    -------------------------------------------               ------------------
    ANTHONY ATCHLEY - A General Partner

BY:                                                    Dated:
    -------------------------------------------               ------------------
     GERALD HEATLAND - Its Remaining General Partner
execution and return one of the three enclosed copies to my attention.

                                          Very truly yours,


                                          /s/ Alfred Luciani

                                          Alfred Luciani
                                          President

Accepted and Agreed:


      Claridge at Park Place, Incorporated

BY:                                                    Dated:
    -------------------------------------------               ------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    The Claridge Hotel and Casino Corporation

BY:                                                    Dated:
    -------------------------------------------               ------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    Atlantic City Boardwalk Associates, L.P.

BY: /s/ Anthony C. Atchley                             Dated:
    -------------------------------------------               ------------------
    ANTHONY ATCHLEY - A General Partner

BY: /s/ Gerald Heatland                                Dated:
    -------------------------------------------               ------------------
     GERALD HEATLAND - Its Remaining General Partner

                                  AMENDMENT TO
                      BRIGHTON PARK IMPROVEMENTS AGREEMENT
                     DATED NOVEMBER 5,1987 (the "Agreement")
                                 BY AND BETWEEN
                      CLARIDGE AT PARK PLACE, INC. ("CPPI")
                                       AND
                   GREATE BAY HOTEL AND CASINO, INC. ("GBHC")

1. CPPI and others, on one side, and GBHC, on the other, entered into a certain letter agreement dated February 10, 2000 (the "Letter Agreement"') providing, among other things, for an amendment to the Agreement to eliminate the monthly "rent" of $50,000, as provided for at Paragraph 4(d) of the Agreement (the "Rent"), for a period of 40 months in connection with the sale to GBHC Block 47, Lot 11 on the Tax Map of the City of Atlantic City (the "Sale") and to a reduction to $20,000 a month thereafter (the "Amendment").

2. Became GBHC was and is a Debtor in Possession at Case No. 98-1001 (JW) in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"), and CPPI was and is a Debtor in Possession at Case No. 99-17399 (JW) in the Bankruptcy Court, the Amendment and joint assumption of the Agreement as Amended were conditioned upon receipt of Bankruptcy Court approval.

3. CPPI, GBHC and others made a joint application to the Bankruptcy Court for approval, among other things, of the Amendment and the assumption of the Agreement as Amended and the Bankruptcy Court approved the Amendment and the joint assumption of the Agreement as Amended by Order dated April 5, 2000, a copy of which Order is attached as Exhibit A (the "Order").

4. By execution of this agreement, CPPI, and GBHC agree that the Agreement is amended as provided for in the Amendment, that the elimination of the Rent shall commence with the Rent due for the month of April, 2000 and end with the Rent due for the month of July, 2003, that the Rent due thereafter shall be reduced to $20,000 a month, and that in all other respect the Agreement is ratified and in full force and effect.

WHEREFORE, CPPI and GBHC have entered into this agreement as of April 5, 2000.

ACCEPTED AND AGREED:


    Claridge at Park Place, Incorporated

BY: /s/ Frank Bellis
    -------------------------------------------
    Frank Bellis, Esq.
    Chief Executive Officer


    GREATE BAY HOTEL AND CASINO, INC.

BY: /s/ Alfred Luciani
    -------------------------------------------
    Alfred Luciani, Esq.
    Chief Executive Officer

                        ---------------------------------

                                     FILED
                                JAMES J. WALDRON

                                  APR 5, 2000

                              US BANKRUPTCY COURT
                                   CAMDEN, NJ

                          BY: /s/ [ILLEGIBLE], DEPUTY
                              ---------------

                        ---------------------------------

GIBBONS, DEL DEO, DOLAN,
GRIFFINGER & VECCHIONE
A Professional Corporation
One Riverfront Plaza
Newark, New Jersey 07102-5497
(973) 596-4500
Attorneys for Greate Bay Hotel and Casino, Inc.,
GB Holdings, Inc. and GB Property Funding Corp.,
Debtors and Debtors-in-Possession
PD-9779

LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attorneys for Atlantic City Boardwalk Associates, L.P.,
Debtor and Debtor-in-Possession
AW-0742

CLIFFORD CHANCE ROGERS & WELLS LLP
200 Park Avenue
New York, New York 10166-0153

- and -

ARCHER & GREINER
One Centennial Square
P.O. Box 3000
Haddonfield, New Jersey 08033-0968
Co-attorneys for Claridge at Park Place, Inc., and
Claridge Hotel & Casino Corp., Debtors
and Debtors-in-Possession
JF-7850

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF NEW JERSEY

--------------------------------------------------------------------------------
In re:

GREATE BAY HOTEL AND CASINO, INC., GB HOLDINGS, INC., and GB PROPERTY FUNDING CORP.,

                                    Debtors.
--------------------------------------------------------------------------------

Case No. 98-10001 (JW), et seq.
(Jointly Administered)

Chapter 1l

Hearing Date: April 3, 2000, 2:00 p.m.

--------------------------------------------------------------------------------
In re:

CLARIDGE AT PARK PLACE INC., and CLARIDGE HOTEL & CASINO CORP.,

                                    Debtors.
--------------------------------------------------------------------------------

Case No. 99-17399 (JW), et seq.
(Jointly Administered)

Chapter 11
Hearing Date: April 3, 2000, 2:00 p.m.

--------------------------------------------------------------------------------
In re:

ATLANTIC CITY BOARDWALK ASSOCIATES, LP.,

                                     Debtor.
--------------------------------------------------------------------------------

Case No. 99-18903 (JW), et seq.
Chapter 11

Hearing Date: April 3, 2000, 2:00 p.m.

ORAL ARGUMENT REQUESTED

ORDER AUTHORIZING GBHC, CPPI AND THE PARTNERSHIP TO (i) ENTER INTO LICENSE AND PURCHASE AGREEMENT FOR CLARIDGE ADMINISTRATION BUILDING, (ii) ASSUME, AS MODIFIED, BRIGHTON PARK IMPROVEMENTS AGREEMENT, (iii) ASSUME BRIGHTON PARK DEVELOPMENT AGREEMENT, AND (iv) FOR RELATED RELIEF PURSUANT TO SECTIONS 363(b) AND 365 OF THE BANKRUPTCY CODE

      Upon the verified joint motion (the "Joint Motion") of Greate Bay Hotel and Casino, Inc. ("GBHC"), Claridge at Park Place, Inc. ("CPPI"), and Atlantic City Boardwalk Associates, L.P., (the "Partnership"), debtors and debtors-in-possession (the "Debtors"), for an Order Authorizing GBHC, CPPI and the Partnership to (i) Enter Into License Purchase and Assumption Agreement for the Claridge Administration Building, (ii) Assume, as Modified, Brighton Park Improvements Agreement (iii) Assume Brighton Park Development Agreement and (iv) for Related Relief Pursuant to Sections 363(b) and 365 of the Bankruptcy Code; and notice of the Joint Motion having been given to the Office of the United States Trustee (the "U.S. Trustee"), the Official Committees of Unsecured Creditors of GBHC and CPPI (the "Creditors' Committees"), all secured creditors of GBHC, CPPI, and the Partnership, any indenture trustee and all parties-in-interest having filed and served a notice of appearance on the Debtors; and it appearing that such notice is appropriate under the circumstances and that no other notice need be given; and the Court being satisfied that the legal and factual bases in the Joint Motion set forth just cause for the relief requested in the Joint Motion; and that the relief requested in the Joint Motion is in the best interests of the Debtors, their estates and their creditors; and for good cause shown,

      IT IS on this 5 day of April, 2000,

      HEREBY FOUND THAT:

      (1) GBHC filed its voluntary petition for relief wider Chapter 11 of the Bankruptcy Code in this case on January 5, 1998, CPPI filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code in this case on August 16, 1999 and the Partnership filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code in this case on October 5, 1999.

      (2) Under all of the circumstances presented, the granting of a license to place a shield wall (or similar design element) on and the sale of the Claridge Administration Building on the terms and provisions of the LPAA (as defined in the Joint Motion and as modified on the record of the hearing on the joint motion) are in the best interest of both estates and creditors of the Debtors.

      (3) Solely within the context of this transaction and without prejudice to any valuation arguments made in other matters, including but not limited to pending tax appeals by GBHC, negotiations between the Debtors have been conducted in good faith and at arm's length and, therefore, GBHC is a purchaser in good faith.

      (4) Solely within the context of this transaction and without prejudice to any valuation arguments made in other matters, including but not limited to pending tax appeals by GBHC, the purchase price of $3.5 million offered by GBHC constitutes fair and an adequate consideration for the Claridge Administration Building.

      (5) The Debtors provided 26 days' notice of the sale of the Property to all parties entitled thereto under Bankruptcy Rules 2002(a)(1), 6004(a) and 6006, such notice is proper and adequate and no higher or better offers were filed and served pursuant to said notice.

      IT IS HEREBY ORDERED that:

      1. The Joint Motion is hereby granted.

      2. The LPAA is hereby is approved in all respects, and Debtors are hereby authorized to enter into the LPAA.

      3. The sale of the Claridge Administration Building to GBHC, free and clear of liens, with valid liens to attach the $1.5 million cash proceeds of sale is hereby approved. The $1.5 million shall be placed in an interest.*

      4. CPPI and GBHC are hereby authorized and empowered to assume the Brighton Park Improvements Agreement, as modified by the LPAA, and the Brighton Park Developments Agreement, pursuant to 11 U.S.C.ss.365(a).

      5. CPPI and GBHC are hereby authorized to pay all amounts necessary to cure monetary defaults under the Brighton Park Agreements, if any.

      6. The Debtors are authorized and directed to perform all acts and to make, execute and deliver any and all instruments as may be necessary to implement the terms and conditions of this Order and the transactions described herein and in the Joint Motion.

      7. The County of Atlantic and the City of Atlantic City are hereby directed to cause to be issued and/or filed in the appropriate public records, within ten (10) days of the closing any and all documents necessary to release any liens they may have on the Claridge Administrative Building for periods occurring prior to the closing.

      8. The Clerk of the Court shall enter this Order on the docket of the chapter 11 cases of GBHC, CPPI and the Partnership.

      9. This Court shall retain jurisdiction to resolve any disputes arising from or related to the sale of the Property.

      10. The Indenture Trustee's request for stay pending appeal is denied.


                                          /s/ Judith H. Wizmur
                                          --------------------------------------
                                          JUDITH H. WIZMUR
                                          UNITED STATES BANKRUPTCY JUDGE

* bearing escrow account of the Partnership to be held at Summit Bank, N.A. and a first priority lien and security interest of the Indenture Trustee for the benefit of the Noteholders, shall attach to all amounts in such accounts.